Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3646		(808) 544-3687
	ian.tanaka@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $15.2 MILLION
THIRD QUARTER EARNINGS

•	Net income of $15.2 million, or fully diluted EPS of $0.52 for the third quarter, representing an increase of 28.6% and 33.3%, respectively, from the year-ago quarter.

•	ROA of 1.06% and ROE of 12.54% for the third quarter.

•	Total loans increased by $96.4 million in the third quarter, or 2.5% sequentially and 9.4% year-over-year.

•	Total deposits increased by $24.6 million in the third quarter, or 0.5% sequentially and 1.5% year-over-year.

HONOLULU, HI, October 24, 2018 – Central Pacific Financial Corp. (NYSE: CPF), (the "Company"), today reported net income in the third quarter of 2018 of $15.2 million, or diluted earnings per share ("EPS") of $0.52, compared to net income in the third quarter of 2017 of $11.8 million, or EPS of $0.39, and net income in the second quarter of 2018 of $14.2 million, or EPS of $0.48.

"We are pleased to report another quarter of solid financial performance highlighted by strong loan growth and improved efficiency," said Paul Yonamine, Chairman and Chief Executive Officer. "The continued improvement in the efficiency ratio is reflective of the execution of our strategic initiatives and the continued great work of our employees," said Catherine Ngo, President.

In October 2018, the Company's Board of Directors declared a quarterly cash dividend of $0.21 per share on its outstanding common shares. The dividend will be payable on December 17, 2018 to shareholders of record at the close of business on November 30, 2018.

During the third quarter of 2018, the Company repurchased 235,043 shares of common stock, at a total cost of $6.7 million, or an average cost per share of $28.43. During the nine months ended September 30, 2018, the Company has repurchased 849,290 shares of common stock, or approximately 2.8% of its common stock outstanding as of December 31, 2017. Total cost of the shares repurchased during the nine months ended September 30, 2018 was $24.8 million, or an average cost per share of $29.16. The Company's remaining repurchase authority under its common stock repurchase program at September 30, 2018 is $28.7 million. During the nine months ended September 30, 2018, the Company returned $42.8 million in capital to its shareholders through cash dividends and share repurchases.

Central Pacific Financial Corp. Reports $15.2 Million Third Quarter Earnings

Earnings Highlights
Net interest income for the third quarter of 2018 was $43.3 million, compared to $42.0 million in the year-ago quarter and $42.7 million in the previous quarter. Net interest margin for the third quarter of 2018 was 3.20%, compared to 3.25% in the year-ago quarter and 3.20% in the previous quarter. The increase in net interest income from the year-ago and sequential quarters was primarily due to growth in the loan portfolio, combined with increases in the yield earned on the loan and investment securities portfolios. These increases were partially offset by higher deposit and borrowing costs attributable to the recent increases in the federal funds rate, which also resulted in the decline in the net interest margin from the year-ago quarter.

To improve net interest income and net interest margin, the Company announced in October 2018 that it submitted a notice to redeem, in whole and at par, $20 million of floating rate trust preferred securities and the underlying floating rate junior subordinated debentures, which are reported as long-term debt on the Company's balance sheet with a current interest rate of 5.18%. The redemption is pursuant to the optional prepayment provisions of the indenture and is scheduled to occur on December 17, 2018.

Other operating income for the third quarter of 2018 totaled $10.8 million, compared to $9.6 million in the year-ago quarter and $9.6 million in the previous quarter. The increase from the year-ago quarter was primarily due to income recovered on nonaccrual loans previously charged-off of $0.4 million (included in other), higher net gains on sales of residential mortgage loans of $0.4 million (included in mortgage banking income), and higher income from fiduciary activities of $0.2 million. The sequential quarter increase was primarily due to death benefit income of $0.4 million (included in income from bank-owned life insurance), higher income recovered on nonaccrual loans previously charged-off of $0.3 million (included in other), and higher service charges on deposit accounts of $0.2 million.

Other operating expense for the third quarter of 2018 totaled $34.1 million, which increased from $33.5 million in the year-ago quarter and increased from $33.7 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $0.9 million, primarily attributable to the increase in the Company's starting pay rate effective January 1, 2018. The sequential quarter increase was primarily due to higher computer software expense of $0.4 million.

The efficiency ratio for the third quarter of 2018 was 63.05%, compared to 64.99% in the year-ago quarter and 64.48% in the previous quarter. The improvements in the efficiency ratio from the year-ago and sequential quarters were primarily due to the aforementioned improvements in net interest income and other operating income, partially offset by higher other operating expenses in the current quarter compared to the year-ago and sequential quarters.

In the third quarter of 2018, the Company recorded income tax expense of $4.9 million, compared to $6.4 million in the year-ago quarter and $3.8 million in the previous quarter. The effective tax rate for the third quarter of 2018 was 24.3%, compared to 35.0% in the year-ago quarter and 21.2% in the previous quarter. The decline in income tax expense and effective tax rate in the current quarter compared to the year-ago quarter was primarily due to the enactment of H.R.1, commonly referred to as the Tax Cuts and Jobs Act. Income tax expense in the second quarter of 2018 included a one-time estimated benefit of $0.6 million to income tax expense due to a tax accounting method change strategy.

Balance Sheet Highlights
Total assets at September 30, 2018 of $5.73 billion increased by $159.4 million, or 2.9% from September 30, 2017, and increased by $47.1 million, or 0.8% from June 30, 2018.

Total loans and leases at September 30, 2018 of $3.98 billion increased by $341.7 million, or 9.4% and $96.4 million, or 2.5% from September 30, 2017 and June 30, 2018, respectively. The increase in total loans and leases from September 30, 2017 was primarily attributable to strong organic growth in the Hawaii loan portfolios (excluding the Hawaii construction loan portfolio) totaling $289.6 million, combined with increases in the U.S. mainland commercial, financial and agricultural and commercial mortgage loan portfolios of $49.8 million and $48.5 million, respectively, partially offset by reductions in the Hawaii construction loan portfolio of $29.0 million and the U.S. mainland consumer loan portfolio of $16.5 million. The increase in total loans and leases from the second quarter of 2018 was primarily due to strong organic growth in the Hawaii loan portfolios totaling $87.3 million, combined with an increase in the U.S. mainland commercial, financial and agricultural loan portfolio of $26.7 million, partially offset by a decrease in the U.S mainland consumer loan portfolio of $16.5 million.

Total deposits at September 30, 2018 of $5.00 billion increased by $76.2 million, or 1.5% from September 30, 2017, and increased by $24.6 million, or 0.5% from June 30, 2018.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $4.02 billion at September 30, 2018.  This represents an increase of $61.8 million, or

Central Pacific Financial Corp. Reports $15.2 Million Third Quarter Earnings

1.6% from September 30, 2017, and an increase of $21.1 million, or 0.5% from June 30, 2018. The Company's loan-to-deposit ratio was 79.5% at September 30, 2018, compared to 73.8% at September 30, 2017 and 78.0% at June 30, 2018.

Asset Quality
Nonperforming assets at September 30, 2018 totaled $3.0 million, or 0.05% of total assets, compared to $6.0 million, or 0.11% of total assets at September 30, 2017, and $3.5 million, or 0.06% of total assets at June 30, 2018.

Loans delinquent for 90 days or more still accruing interest totaled $0.3 million at September 30, 2018, compared to $0.4 million and $0.6 million at September 30, 2017 and June 30, 2018, respectively.

Net charge-offs in the third quarter of 2018 totaled $1.3 million, compared to net charge-offs of $1.5 million in the year-ago quarter, and net charge-offs of $1.6 million in the previous quarter.

In the third quarter of 2018, the Company recorded a credit to the provision for loan and lease losses of $0.1 million, compared to a credit of $0.1 million in the year-ago quarter and a debit to the provision of $0.5 million in the previous quarter. The allowance for loan and lease losses, as a percentage of total loans and leases at September 30, 2018 was 1.18%, compared to 1.41% at September 30, 2017 and 1.24% at June 30, 2018.

Capital
Total shareholders' equity was $478.2 million at September 30, 2018, compared to $509.8 million and $480.7 million at September 30, 2017 and June 30, 2018, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At September 30, 2018, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.3%, 14.2%, 15.4%, and 12.0%, respectively, compared to 10.3%, 14.4%, 15.7%, and 12.2%, respectively, at June 30, 2018.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through November 24, 2018 by dialing 1-877-344-7529 (passcode: 10125425) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.7 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 78 ATMs in the state of Hawaii, as of September 30, 2018.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

Central Pacific Financial Corp. Reports $15.2 Million Third Quarter Earnings

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, volcanoes, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of the Tax Cuts and Jobs Act; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K and 10-K/A for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
except for per share amounts)	2018	2018	2018	2017	2017	2018	2017
CONDENSED INCOME STATEMENT
Net interest income	$43,325	$42,672	$42,322	$42,824	$41,995	$128,319	$124,879
Provision (credit) for loan and lease losses	(59)	532	(211)	(186)	(126)	262	(2,488)
Net interest income after provision (credit) for loan and lease losses	43,384	42,140	42,533	43,010	42,121	128,057	127,367
Total other operating income	10,820	9,630	8,954	9,043	9,569	29,404	27,453
Total other operating expense	34,139	33,724	33,518	34,511	33,511	101,381	97,306
Income before taxes	20,065	18,046	17,969	17,542	18,179	56,080	57,514
Income tax expense	4,872	3,822	3,692	13,254	6,367	12,386	20,598
Net income	15,193	14,224	14,277	4,288	11,812	43,694	36,916
Basic earnings per common share	$0.52	$0.48	$0.48	$0.14	$0.39	$1.48	$1.21
Diluted earnings per common share	0.52	0.48	0.48	0.14	0.39	1.47	1.20
Dividends declared per common share	0.21	0.21	0.19	0.18	0.18	0.61	0.52

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	1.06%	1.00%	1.01%	0.31%	0.85%	1.03%	0.90%
Return on average shareholders’ equity (ROE) [1]	12.54	11.83	11.60	3.35	9.16	11.99	9.57
Return on average tangible shareholders’ equity (ROTE) [1]	12.55	11.85	11.64	3.37	9.22	12.01	9.64
Average shareholders’ equity to average assets	8.49	8.49	8.73	9.12	9.30	8.57	9.38
Efficiency ratio [2]	63.05	64.48	65.37	66.54	64.99	64.28	63.88
Net interest margin (NIM) [1]	3.20	3.20	3.21	3.27	3.25	3.20	3.28
Dividend payout ratio [3]	40.38	43.75	39.58	128.57	46.15	41.50	43.33

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,941,511	$3,836,739	$3,789,338	$3,719,684	$3,625,455	$3,856,420	$3,589,124
Average interest-earning assets	5,418,924	5,376,115	5,334,276	5,279,360	5,216,089	5,376,748	5,150,302
Average assets	5,709,825	5,663,697	5,638,205	5,605,728	5,545,909	5,670,838	5,479,085
Average deposits	5,063,061	5,041,164	5,000,108	4,936,743	4,893,778	5,035,009	4,819,635
Average interest-bearing liabilities	3,802,028	3,776,053	3,746,012	3,686,222	3,613,872	3,774,903	3,613,575
Average shareholders’ equity	484,737	480,985	492,184	511,277	515,580	485,942	514,137
Average tangible shareholders' equity	484,391	479,959	490,453	508,886	512,554	484,912	510,414

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands)	2018	2018	2018	2017	2017
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$590,627	$586,799	$579,221	$578,607	$585,950
Tier 1 risk-based capital	590,627	586,799	579,221	578,607	585,950
Total risk-based capital	639,157	636,755	629,179	628,068	634,677
Common equity tier 1 capital	500,627	496,799	489,221	490,861	497,828
Central Pacific Bank
Leverage capital	571,949	569,128	568,409	565,412	569,990
Tier 1 risk-based capital	571,949	569,128	568,409	565,412	569,990
Total risk-based capital	620,479	619,084	618,240	614,732	618,576
Common equity tier 1 capital	571,949	569,128	568,409	565,412	569,990

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.3%	10.3%	10.3%	10.4%	10.6%
Tier 1 risk-based capital ratio	14.2	14.4	14.5	14.7	15.1
Total risk-based capital ratio	15.4	15.7	15.8	15.9	16.3
Common equity tier 1 capital ratio	12.0	12.2	12.3	12.4	12.8
Central Pacific Bank
Leverage capital ratio	10.0	10.0	10.1	10.1	10.3
Tier 1 risk-based capital ratio	13.8	14.0	14.3	14.4	14.7
Total risk-based capital ratio	15.0	15.3	15.5	15.6	16.0
Common equity tier 1 capital ratio	13.8	14.0	14.3	14.4	14.7

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands, except for per share amounts)	2018	2018	2018	2017	2017
BALANCE SHEET
Loans and leases	$3,978,027	$3,881,581	$3,816,146	$3,770,615	$3,636,370
Total assets	5,728,640	5,681,519	5,651,287	5,623,708	5,569,230
Total deposits	5,003,680	4,979,099	4,980,431	4,956,354	4,927,497
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	478,151	480,668	484,108	500,011	509,846
Total shareholders’ equity to total assets	8.35%	8.46%	8.57%	8.89%	9.15%
Tangible common equity to tangible assets [4]	8.35%	8.45%	8.54%	8.86%	9.11%

ASSET QUALITY
Allowance for loan and lease losses	$46,826	$48,181	$49,217	$50,001	$51,217
Non-performing assets	3,026	3,509	3,438	3,626	5,970
Allowance to loans and leases outstanding	1.18%	1.24%	1.29%	1.33%	1.41%
Allowance to non-performing assets	1,547.46%	1,373.07%	1,431.56%	1,378.96%	857.91%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.34	$16.30	$16.30	$16.65	$16.89
Tangible book value per common share	16.34	16.28	16.25	16.59	16.80
Closing market price per common share	26.43	28.65	28.46	29.83	32.18

[1] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
[4] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

The following table sets forth a reconciliation of our tangible common equity ratio for each of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Tangible Common Equity Ratio:
Total shareholders’ equity	$478,151	$480,668	$484,108	$500,011	$509,846
Less: Other intangible assets	—	(669)	(1,337)	(2,006)	(2,674)
Tangible common equity	$478,151	$479,999	$482,771	$498,005	$507,172

Total assets	$5,728,640	$5,681,519	$5,651,287	$5,623,708	$5,569,230
Less: Other intangible assets	—	(669)	(1,337)	(2,006)	(2,674)
Tangible assets	$5,728,640	$5,680,850	$5,649,950	$5,621,702	$5,566,556

Tangible common equity to tangible assets	8.35%	8.45%	8.54%	8.86%	9.11%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands, except share data)	2018	2018	2018	2017	2017
ASSETS
Cash and due from financial institutions	$82,668	$75,547	$59,905	$75,318	$90,080
Interest-bearing deposits in other financial institutions	7,051	13,948	5,875	6,975	18,195
Investment securities:
Available-for-sale debt securities, at fair value [1]	1,233,002	1,279,969	1,326,092	1,304,066	1,349,311
Held-to-maturity debt securities, at fair value of: $146,466 at September 30, 2018, $152,330 at June 30, 2018, $171,399 at March 31, 2018, $189,201 at December 31, 2017, and $195,714 at September 30, 2017	152,852	158,156	177,078	191,753	197,672
Equity securities, at fair value [1]	885	844	753	825	794
Total investment securities	1,386,739	1,438,969	1,503,923	1,496,644	1,547,777
Loans held for sale	4,460	9,096	7,492	16,336	10,828
Loans and leases	3,978,027	3,881,581	3,816,146	3,770,615	3,636,370
Less allowance for loan and lease losses	46,826	48,181	49,217	50,001	51,217
Loans and leases, net of allowance for loan and lease losses	3,931,201	3,833,400	3,766,929	3,720,614	3,585,153
Premises and equipment, net	46,184	47,004	47,436	48,348	48,339
Accrued interest receivable	16,755	16,606	16,070	16,581	15,434
Investment in unconsolidated subsidiaries	15,283	9,362	6,478	7,088	7,101
Other real estate owned	414	595	595	851	851
Mortgage servicing rights	15,634	15,756	15,821	15,843	16,093
Core deposit premium	—	669	1,337	2,006	2,674
Bank-owned life insurance	157,085	156,945	156,611	156,293	155,928
Federal Home Loan Bank stock	10,965	10,246	9,007	7,761	6,484
Other assets	54,201	53,376	53,808	53,050	64,293
Total assets	$5,728,640	$5,681,519	$5,651,287	$5,623,708	$5,569,230
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,403,534	$1,365,010	$1,349,029	$1,395,556	$1,383,548
Interest-bearing demand	935,130	952,991	946,464	933,054	911,273
Savings and money market	1,503,465	1,502,284	1,533,483	1,481,876	1,476,017
Time	1,161,551	1,158,814	1,151,455	1,145,868	1,156,659
Total deposits	5,003,680	4,979,099	4,980,431	4,956,354	4,927,497
Federal Home Loan Bank advances and other short-term borrowings	105,000	87,000	56,000	32,000	—
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	49,024	41,967	37,963	42,534	39,078
Total liabilities	5,250,489	5,200,851	5,167,179	5,123,673	5,059,360
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 29,270,398 at September 30, 2018, 29,489,954 at June 30, 2018, 29,707,122 at March 31, 2018, 30,024,222 at December 31, 2017, and 30,188,748 at September 30, 2017	478,721	485,402	493,794	503,988	509,243
Additional paid-in capital	87,939	86,949	86,497	86,098	85,300
Accumulated deficit	(61,406)	(70,435)	(78,454)	(89,036)	(87,913)
Accumulated other comprehensive income (loss)	(27,103)	(21,248)	(17,729)	(1,039)	3,216
Total shareholders' equity	478,151	480,668	484,108	500,011	509,846
Non-controlling interest	—	—	—	24	24
Total equity	478,151	480,668	484,108	500,035	509,870
Total liabilities and equity	$5,728,640	$5,681,519	$5,651,287	$5,623,708	$5,569,230

[1] Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
(Dollars in thousands, except per share data)	2018	2018	2018	2017	2017	2018	2017
Interest income:
Interest and fees on loans and leases	$40,531	$38,699	$37,390	$37,447	$36,289	$116,620	$106,777
Interest and dividends on investment securities:
Taxable investment securities	8,490	8,717	8,843	8,777	8,540	26,050	25,156
Tax-exempt investment securities	920	933	933	955	966	2,786	2,919
Dividend income on investment securities	26	3	15	13	12	44	36
Interest on deposits in other financial institutions	109	117	84	58	163	310	298
Dividend income on Federal Home Loan Bank stock	60	40	45	26	23	145	100
Total interest income	50,136	48,509	47,310	47,276	45,993	145,955	135,286
Interest expense:
Interest on deposits:
Demand	181	193	180	170	177	554	471
Savings and money market	593	459	369	302	281	1,421	797
Time	4,744	4,034	3,425	2,967	2,637	12,203	6,490
Interest on short-term borrowings	146	48	43	97	9	237	86
Interest on long-term debt	1,147	1,103	971	916	894	3,221	2,563
Total interest expense	6,811	5,837	4,988	4,452	3,998	17,636	10,407
Net interest income	43,325	42,672	42,322	42,824	41,995	128,319	124,879
Provision (credit) for loan and lease losses	(59)	532	(211)	(186)	(126)	262	(2,488)
Net interest income after provision for loan and lease losses	43,384	42,140	42,533	43,010	42,121	128,057	127,367
Other operating income:
Mortgage banking income (refer to Table 5)	1,923	1,775	1,847	1,531	1,531	5,545	5,431
Service charges on deposit accounts	2,189	1,977	2,003	2,130	2,182	6,169	6,338
Other service charges and fees	3,286	3,377	3,034	2,532	3,185	9,697	8,986
Income from fiduciary activities	1,159	1,017	956	935	911	3,132	2,739
Equity in earnings of unconsolidated subsidiaries	71	37	43	214	176	151	388
Fees on foreign exchange	220	277	211	135	101	708	394
Net gains (losses) on sales of investment securities	—	—	—	230	—	—	(1,640)
Income from bank-owned life insurance	1,055	501	318	614	1,074	1,874	2,774
Loan placement fees	115	220	197	170	86	532	366
Net gains on sales of foreclosed assets	—	—	—	—	19	—	205
Other (refer to Table 5)	802	449	345	552	304	1,596	1,472
Total other operating income	10,820	9,630	8,954	9,043	9,569	29,404	27,453
Other operating expense:
Salaries and employee benefits	19,011	18,783	18,505	18,759	18,157	56,299	53,527
Net occupancy	3,488	3,360	3,266	3,418	3,404	10,114	10,153
Equipment	1,048	1,044	1,068	1,007	969	3,160	2,778
Amortization of core deposit premium	669	668	669	668	669	2,006	2,006
Communication expense	903	746	898	924	944	2,547	2,735
Legal and professional services	1,528	1,769	1,821	2,091	1,854	5,118	5,633
Computer software expense	2,672	2,305	2,267	2,404	2,346	7,244	6,788
Advertising expense	612	617	612	1,000	626	1,841	1,408
Foreclosed asset expense	212	31	294	28	24	537	123
Other (refer to Table 5)	3,996	4,401	4,118	4,212	4,518	12,515	12,155
Total other operating expense	34,139	33,724	33,518	34,511	33,511	101,381	97,306
Income before income taxes	20,065	18,046	17,969	17,542	18,179	56,080	57,514
Income tax expense	4,872	3,822	3,692	13,254	6,367	12,386	20,598
Net income	$15,193	$14,224	$14,277	$4,288	$11,812	$43,694	$36,916
Per common share data:
Basic earnings per share	$0.52	$0.48	$0.48	$0.14	$0.39	$1.48	$1.21
Diluted earnings per share	0.52	0.48	0.48	0.14	0.39	1.47	1.20
Cash dividends declared	0.21	0.21	0.19	0.18	0.18	0.61	0.52
Basic weighted average shares outstanding	29,297,465	29,510,175	29,807,572	30,027,366	30,300,195	29,536,536	30,526,260
Diluted weighted average shares outstanding	29,479,812	29,714,942	30,041,351	30,271,910	30,514,459	29,743,238	30,758,989

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
Mortgage banking income:
Loan servicing fees	$1,269	$1,289	$1,311	$1,316	$1,323	$3,869	$4,021
Amortization of mortgage servicing rights	(519)	(437)	(457)	(745)	(476)	(1,413)	(1,543)
Net gains on sales of residential mortgage loans	1,082	959	972	968	705	3,013	3,101
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	91	(36)	21	(8)	(21)	76	(148)
Total mortgage banking income	$1,923	$1,775	$1,847	$1,531	$1,531	$5,545	$5,431

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$395	$130	$96	$156	$25	$621	$611
Other recoveries	101	49	46	26	32	196	123
Commissions on sale of checks	79	84	86	83	86	249	258
Other	227	186	117	287	161	530	480
Total other operating income - other	$802	$449	$345	$552	$304	$1,596	$1,472

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
Other operating expense - other:
Charitable contributions	$166	$131	$200	$165	$141	$497	$428
FDIC insurance assessment	437	434	434	438	433	1,305	1,286
Miscellaneous loan expenses	403	324	299	288	302	1,026	856
ATM and debit card expenses	686	698	648	495	548	2,032	1,466
Amortization of investments in low-income housing tax credit partnerships	114	113	114	114	174	341	630
Armored car expenses	185	233	166	241	176	584	632
Entertainment and promotions	185	273	159	438	818	617	1,222
Stationery and supplies	206	236	201	202	204	643	612
Directors’ fees and expenses	263	283	231	209	208	777	665
Provision for residential mortgage loan repurchase losses	331	—	—	209	—	331	—
Increase (decrease) to the reserve for unfunded commitments	(71)	66	41	(101)	72	36	195
Other	1,091	1,610	1,625	1,514	1,442	4,326	4,163
Total other operating expense - other	$3,996	$4,401	$4,118	$4,212	$4,518	$12,515	$12,155

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$22,057	1.97%	$109	$26,300	1.78%	$117	$51,392	1.26%	$163
Investment securities, excluding valuation allowance:
Taxable	1,284,411	2.65	8,516	1,341,717	2.60	8,720	1,363,289	2.51	8,552
Tax-exempt [1]	163,172	2.86	1,165	164,196	2.87	1,181	169,347	3.51	1,486
Total investment securities	1,447,583	2.67	9,681	1,505,913	2.63	9,901	1,532,636	2.62	10,038
Loans and leases, including loans held for sale	3,941,511	4.09	40,531	3,836,739	4.04	38,699	3,625,455	3.98	36,289
Federal Home Loan Bank stock	7,773	3.11	60	7,163	2.24	40	6,606	1.38	23
Total interest-earning assets	5,418,924	3.70	50,381	5,376,115	3.63	48,757	5,216,089	3.55	46,513
Noninterest-earning assets	290,901			287,582			329,820
Total assets	$5,709,825			$5,663,697			$5,545,909

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$933,405	0.08%	$181	$951,597	0.08%	$193	$916,885	0.08%	$177
Savings and money market deposits	1,524,121	0.15	593	1,495,884	0.12	459	1,458,393	0.08	281
Time deposits under $100,000	177,108	0.53	236	178,459	0.48	214	187,231	0.41	192
Time deposits $100,000 and over	1,049,446	1.70	4,508	1,047,428	1.46	3,820	955,644	1.02	2,445
Total interest-bearing deposits	3,684,080	0.59	5,518	3,673,368	0.51	4,686	3,518,153	0.35	3,095
Federal Home Loan Bank advances and other short-term borrowings	25,163	2.30	146	9,900	1.96	48	2,934	1.27	9
Long-term debt	92,785	4.90	1,147	92,785	4.77	1,103	92,785	3.82	894
Total interest-bearing liabilities	3,802,028	0.71	6,811	3,776,053	0.62	5,837	3,613,872	0.44	3,998
Noninterest-bearing deposits	1,378,981			1,367,796			1,375,625
Other liabilities	44,079			38,863			40,808
Total liabilities	5,225,088			5,182,712			5,030,305
Shareholders’ equity	484,737			480,985			515,580
Non-controlling interest	—			—			24
Total equity	484,737			480,985			515,604
Total liabilities and equity	$5,709,825			$5,663,697			$5,545,909

Net interest income			$43,570			$42,920			$42,515

Interest rate spread		2.99%			3.01%			3.11%

Net interest margin		3.20%			3.20%			3.25%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018 and 35% for all prior periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Nine Months Ended			Nine Months Ended
	September 30, 2018			September 30, 2017
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$23,713	1.75%	$310	$38,089	1.05%	$298
Investment securities, excluding valuation allowance:
Taxable	1,325,180	2.63	26,094	1,346,013	2.50	25,192
Tax-exempt [1]	164,174	2.86	3,527	170,211	3.52	4,491
Total investment securities	1,489,354	2.65	29,621	1,516,224	2.61	29,683
Loans and leases, including loans held for sale	3,856,420	4.04	116,620	3,589,124	3.97	106,777
Federal Home Loan Bank stock	7,261	2.67	145	6,865	1.94	100
Total interest-earning assets	5,376,748	3.64	146,696	5,150,302	3.55	136,858
Noninterest-earning assets	294,090			328,783
Total assets	$5,670,838			$5,479,085

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$940,154	0.08%	$554	$895,850	0.07%	$471
Savings and money market deposits	1,506,565	0.13	1,421	1,434,778	0.07	797
Time deposits under $100,000	178,363	0.42	645	190,877	0.39	560
Time deposits $100,000 and over	1,042,353	1.48	11,558	987,408	0.80	5,930
Total interest-bearing deposits	3,667,435	0.52	14,178	3,508,913	0.30	7,758
Federal Home Loan Bank advances and other short-term borrowings	14,683	2.16	237	11,877	0.97	86
Long-term debt	92,785	4.64	3,221	92,785	3.69	2,563
Total interest-bearing liabilities	3,774,903	0.62	17,636	3,613,575	0.39	10,407
Noninterest-bearing deposits	1,367,574			1,310,722
Other liabilities	42,414			40,626
Total liabilities	5,184,891			4,964,923
Shareholders’ equity	485,942			514,137
Non-controlling interest	5			25
Total equity	485,947			514,162
Total liabilities and equity	$5,670,838			$5,479,085

Net interest income			$129,060			$126,451

Interest rate spread		3.02%			3.16%

Net interest margin		3.20%			3.28%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018 and 35% for all prior periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
HAWAII:
Commercial, financial and agricultural	$427,047	$411,687	$413,181	$400,529	$398,619
Real estate:
Construction	66,286	64,457	59,136	61,643	95,309
Residential mortgage	1,392,669	1,377,219	1,351,488	1,341,221	1,267,144
Home equity	455,599	430,870	425,509	412,230	396,812
Commercial mortgage	845,864	829,647	816,160	807,009	801,113
Consumer	345,785	332,040	325,452	322,713	313,706
Leases	170	223	285	362	448
Total loans and leases	3,533,420	3,446,143	3,391,211	3,345,707	3,273,151
Allowance for loan and lease losses	(41,991)	(43,212)	(43,939)	(44,779)	(46,337)
Net loans and leases	$3,491,429	$3,402,931	$3,347,272	$3,300,928	$3,226,814

U.S. MAINLAND:
Commercial, financial and agricultural	$138,317	$111,608	$103,299	$103,490	$88,566
Real estate:
Construction	2,355	2,437	2,517	2,597	2,677
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	187,586	188,543	189,668	170,788	139,079
Consumer	116,349	132,850	129,451	148,033	132,897
Leases	—	—	—	—	—
Total loans and leases	444,607	435,438	424,935	424,908	363,219
Allowance for loan and lease losses	(4,835)	(4,969)	(5,278)	(5,222)	(4,880)
Net loans and leases	$439,772	$430,469	$419,657	$419,686	$358,339

TOTAL:
Commercial, financial and agricultural	$565,364	$523,295	$516,480	$504,019	$487,185
Real estate:
Construction	68,641	66,894	61,653	64,240	97,986
Residential mortgage	1,392,669	1,377,219	1,351,488	1,341,221	1,267,144
Home equity	455,599	430,870	425,509	412,230	396,812
Commercial mortgage	1,033,450	1,018,190	1,005,828	977,797	940,192
Consumer	462,134	464,890	454,903	470,746	446,603
Leases	170	223	285	362	448
Total loans and leases	3,978,027	3,881,581	3,816,146	3,770,615	3,636,370
Allowance for loan and lease losses	(46,826)	(48,181)	(49,217)	(50,001)	(51,217)
Net loans and leases	$3,931,201	$3,833,400	$3,766,929	$3,720,614	$3,585,153

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Noninterest-bearing demand	$1,403,534	$1,365,010	$1,349,029	$1,395,556	$1,383,548
Interest-bearing demand	935,130	952,991	946,464	933,054	911,273
Savings and money market	1,503,465	1,502,284	1,533,483	1,481,876	1,476,017
Time deposits less than $100,000	174,920	175,695	177,999	180,748	184,459
Core deposits	4,017,049	3,995,980	4,006,975	3,991,234	3,955,297

Government time deposits	696,349	727,087	703,467	687,052	710,658
Other time deposits $100,000 to $250,000	104,339	100,971	97,800	101,560	101,955
Other time deposits greater than $250,000	185,943	155,061	172,189	176,508	159,587
Total time deposits $100,000 and over	986,631	983,119	973,456	965,120	972,200
Total deposits	$5,003,680	$4,979,099	$4,980,431	$4,956,354	$4,927,497

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$—	$—	$—	$—	$956
Real estate:
Residential mortgage	2,197	2,400	2,184	2,280	2,633
Home equity	415	514	659	416	1,449
Commercial mortgage	—	—	—	79	81
Total nonaccrual loans	2,612	2,914	2,843	2,775	5,119

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	414	595	595	851	851
Total OREO	414	595	595	851	851
Total nonperforming assets ("NPAs")	3,026	3,509	3,438	3,626	5,970

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	—	279	—	49	50
Home equity	—	—	—	—	108
Consumer	333	362	417	515	216
Total loans delinquent for 90 days or more still accruing interest	333	641	417	564	374

Restructured loans still accruing interest:
Commercial, financial and agricultural	388	423	457	491	217
Real estate:
Residential mortgage	9,747	9,621	10,555	10,677	12,373
Commercial mortgage	1,145	1,253	1,360	1,466	1,571
Total restructured loans still accruing interest	11,280	11,297	12,372	12,634	14,161
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$14,639	$15,447	$16,227	$16,824	$20,505

Total nonaccrual loans as a percentage of loans and leases	0.07%	0.08%	0.07%	0.07%	0.14%
Total NPAs as a percentage of loans and leases and OREO	0.08%	0.09%	0.09%	0.10%	0.16%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.08%	0.11%	0.10%	0.11%	0.17%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.37%	0.40%	0.43%	0.45%	0.56%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$3,509	$3,438	$3,626	$5,970	$9,042
Additions	—	330	263	107	160
Reductions:
Payments	(121)	(37)	(155)	(2,060)	(2,614)
Return to accrual status	(181)	(222)	—	(391)	(453)
Sales of NPAs	—	—	(40)	—	(165)
Charge-offs/valuation adjustments	(181)	—	(256)	—	—
Total reductions	(483)	(259)	(451)	(2,451)	(3,232)
Balance at end of quarter	$3,026	$3,509	$3,438	$3,626	$5,970

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
Allowance for loan and lease losses:
Balance at beginning of period	$48,181	$49,217	$50,001	$51,217	$52,828	$50,001	$56,631

Provision (credit) for loan and lease losses	(59)	532	(211)	(186)	(126)	262	(2,488)

Charge-offs:
Commercial, financial and agricultural	731	742	498	438	429	1,971	1,266
Real estate:
Residential mortgage	—	—	—	73	—	—	—
Consumer	1,762	1,729	1,933	1,618	1,709	5,424	4,676
Total charge-offs	2,493	2,471	2,431	2,129	2,138	7,395	5,942

Recoveries:
Commercial, financial and agricultural	578	295	144	690	165	1,017	676
Real estate:
Construction	6	6	1,193	52	40	1,205	117
Residential mortgage	51	21	26	22	124	98	857
Home equity	6	9	3	9	6	18	35
Commercial mortgage	8	29	15	11	7	52	146
Consumer	548	543	477	315	311	1,568	1,185
Total recoveries	1,197	903	1,858	1,099	653	3,958	3,016
Net charge-offs	1,296	1,568	573	1,030	1,485	3,437	2,926
Balance at end of period	$46,826	$48,181	$49,217	$50,001	$51,217	$46,826	$51,217

Average loans and leases, net of deferred costs	$3,941,511	$3,836,739	$3,789,338	$3,719,684	$3,625,455	$3,856,420	$3,589,124

Annualized ratio of net charge-offs to average loans and leases	0.13%	0.16%	0.06%	0.11%	0.16%	0.12%	0.11%

Ratio of allowance for loan and lease losses to loans and leases	1.18%	1.24%	1.29%	1.33%	1.41%	1.18%	1.41%